EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / David Simpson (212) 575-4545

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2018 RESULTS

- Record Quarterly Revenues of $2.05 Billion, 8.5% Increase Year-over-Year -
- Record Quarterly Diluted EPS from Cont. Operations of $1.36, 24.8% Increase Year-over-Year -
- Increases Full-Year Revenue Guidance and Diluted EPS Guidance Range -
- Board Authorizes an Additional $200 Million Share Repurchase Program -

NORWALK, CONNECTICUT, October 25, 2018 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2018.

For the third quarter of 2018, net income from continuing operations attributable to EMCOR was $79.9 million, or $1.36 per diluted share, compared to $64.8 million, or $1.09 per diluted share, for the third quarter of 2017. Revenues for the third quarter of 2018 totaled $2.05 billion, an increase of 8.5%, compared to $1.89 billion for the third quarter 2017.

Operating income for the third quarter of 2018 was $111.8 million, or 5.5% of revenues, compared to $106.0 million, or 5.6% of revenues, in the prior year period.

Selling, general and administrative expenses for the third quarter of 2018 totaled $197.3 million, or 9.6% of revenues, compared to $189.0 million, or 10.0% of revenues, in the year ago period.

The Company's income tax rate in the third quarter of 2018 was 27.1%, compared to an income tax rate of 37.3% in the year ago period.

Remaining performance obligations as of September 30, 2018 were $3.97 billion, compared to $3.67 billion at June 30, 2018. Domestic remaining performance obligations increased $300.1 million from the second quarter of 2018, while remaining performance obligations in the U.K. Building Services segment fell $3.6 million.

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EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company had another excellent quarter, achieving record quarterly revenues, operating income and diluted earnings per share. We delivered an 8.5% increase in revenues, 7.5% of which was organic, driven by year-over-year growth in each of our segments. With this increase in revenues, operating income grew 5.4% year-over-year. Additionally, we continue to capitalize on the broad-based strength that we are seeing across our end markets, as demonstrated by our 8.1% sequential increase in remaining performance obligations.”

Mr. Guzzi added, “Our U.S. Electrical and Mechanical Construction segments delivered revenue growth of 6.1% and 1.6% year-over-year, respectively. Their combined operating margin of 7.4% reflects strong execution that continues to drive impressive results. In our U.S. Building Services segment, we saw sustained momentum with the business generating 6.4% organic revenue growth and 12.6% operating income growth year-over-year led by solid performance in the mechanical, energy and government site-based services businesses. While the positive comparison in our U.S. Industrial Services segment resulted from the impact of Hurricane Harvey in the year-ago period, we are pleased to report that we have begun to see a resumption in normal demand and anticipate further improvement in the seasonally strong fourth quarter. Finally, we remain pleased by our strength in the U.K. Building Services segment as we continue to capitalize on increased project activity which drove revenue growth of 17.1% and operating margin expansion of 40 basis points.”

Revenues for the first nine months of 2018 totaled $5.90 billion, an increase of 4.0%, compared to $5.67 billion for the first nine months of 2017. Net income from continuing operations attributable to EMCOR for the first nine months of 2018 was $206.6 million, or $3.52 per diluted share, compared to $174.7 million, or $2.93 per diluted share, for the first nine months of 2017. Excluding an impairment charge recorded in the second quarter of 2018, non-GAAP net income from continuing operations attributable to EMCOR for the first nine months of 2018 was $207.5 million, or $3.54 per diluted share.

Operating income for the first nine months of 2018 was $289.4 million, or 4.9% of revenues, compared to $280.8 million, or 4.9% of revenues, for the first nine months of 2017. Included in operating income for the first nine months of 2018 was a $0.9 million impairment charge. Excluding this charge, non-GAAP operating income for the first nine months of 2018 was $290.3 million, or 4.9% of revenues. SG&A totaled $578.3 million, or 9.8% of revenues, for the first nine months of 2018 compared to $554.1 million, or 9.8% of revenues, for the first nine months of 2017.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Based on favorable project mix and market conditions, EMCOR is raising its full year 2018 revenue guidance to approximately $7.9 billion, an increase from the prior guidance of approximately $7.8 billion. The Company now also expects its full year 2018 diluted earnings per share from continuing operations to be in the range of $4.75 to $4.90, an increase from the prior range of $4.40 to $4.80.

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EMCOR Reports Third Quarter Results	Page 3

Mr. Guzzi concluded, “We have had exceptional performance thus far in 2018 and are optimistic about continued growth opportunities across our business. Our updated guidance reflects our record year-to-date results and our expectation for continued solid execution in the fourth quarter. Our confidence in the business is underscored by today’s announcement that the Board has authorized an additional share repurchase program. Our solid balance sheet and recurring operating cash flow allows us to optimize shareholder value through organic investments, acquisition opportunities and capital returns.”

Additional Share Repurchase Program

The Company announced today that its Board of Directors has authorized a new share repurchase program for the Company to repurchase up to an additional $200 million of its outstanding common stock.

As of September 30, 2018, the Company had repurchased $20.9 million of its outstanding common stock under its current $100 million share repurchase program launched in October 2017. The new share repurchase program will be funded by the Company’s operations. The shares will be repurchased from time to time on the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The repurchase program has no expiration date and does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced or discontinued at any time or from time to time without prior notice.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 25, at 10:30 AM Eastern Daylight Savings Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our backlog, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, and market growth. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2017 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

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EMCOR Reports Third Quarter Results	Page 4

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our historical operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Revenues	$2,047,049	$1,886,691	$5,901,323	$5,674,360
Cost of sales	1,737,710	1,591,621	5,032,021	4,838,449
Gross profit	309,339	295,070	869,302	835,911
Selling, general and administrative expenses	197,334	188,980	578,266	554,112
Restructuring expenses	229	46	693	954
Impairment loss on identifiable intangible assets	—	—	907	—
Operating income	111,776	106,044	289,436	280,845
Net periodic pension (cost) income	615	415	2,069	1,209
Interest expense	(3,588)	(3,324)	(10,041)	(9,464)
Interest income	852	277	2,030	607
Income from continuing operations before income taxes	109,655	103,412	283,494	273,197
Income tax provision	29,711	38,608	76,873	98,473
Income from continuing operations	79,944	64,804	206,621	174,724
Loss from discontinued operation, net of income taxes	(523)	(207)	(1,010)	(729)
Net income including noncontrolling interests	79,421	64,597	205,611	173,995
Less: Net income attributable to noncontrolling interests	(48)	—	(48)	—
Net income attributable to EMCOR Group, Inc.	$79,373	$64,597	$205,563	$173,995

Basic earnings (loss) per common share:
From continuing operations	$1.37	$1.10	$3.54	$2.94
From discontinued operation	$(0.01)	$(0.00)	$(0.02)	$(0.01)

Diluted earnings (loss) per common share:
From continuing operations	$1.36	$1.09	$3.52	$2.93
From discontinued operation	$(0.01)	$(0.00)	$(0.02)	$(0.01)

Amounts attributable to EMCOR Group, Inc. common stockholders:
Net income from continuing operations attributable to EMCOR Group, Inc.	$79,896	$64,804	$206,573	$174,724
Loss from discontinued operation, net of income taxes	(523)	(207)	(1,010)	(729)
Net income attributable to EMCOR Group, Inc.	$79,373	$64,597	$205,563	$173,995

Weighted average shares of common stock outstanding:
Basic	58,208,203	59,061,768	58,422,928	59,371,672
Diluted	58,541,310	59,419,200	58,754,867	59,721,185

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018 (Unaudited)	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$353,912	$467,430
Accounts receivable, net	1,715,462	1,607,922
Contract assets	168,665	122,621
Inventories	41,932	42,724
Prepaid expenses and other	44,221	43,812
Total current assets	2,324,192	2,284,509
Investments, notes and other long-term receivables	3,542	2,309
Property, plant & equipment, net	128,765	127,156
Goodwill	978,243	964,893
Identifiable intangible assets, net	471,447	495,036
Other assets	89,704	92,001
Total assets	$3,995,893	$3,965,904
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$15,769	$15,364
Accounts payable	529,618	567,840
Contract liabilities	531,284	524,156
Accrued payroll and benefits	343,797	322,865
Other accrued expenses and liabilities	169,100	220,727
Total current liabilities	1,589,568	1,650,952
Borrowings under revolving credit facility	25,000	25,000
Long-term debt and capital lease obligations	258,569	269,786
Other long-term obligations	343,630	346,049
Total liabilities	2,216,767	2,291,787
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,778,228	1,673,267
Noncontrolling interests	898	850
Total equity	1,779,126	1,674,117
Total liabilities and equity	$3,995,893	$3,965,904

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2018 and 2017
(In thousands) (Unaudited)

	2018	2017
Cash flows - operating activities:
Net income including noncontrolling interests	$205,611	$173,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,685	30,235
Amortization of identifiable intangible assets	31,482	36,320
Provision for doubtful accounts	261	6,027
Deferred income taxes	4,685	(5,991)
Excess tax benefits from share-based compensation	(1,065)	(1,565)
Equity income from unconsolidated entities	(247)	(1,132)
Non-cash expense for impairment of identifiable intangible assets	907	—
Non-cash share-based compensation expense	8,502	7,565
Distributions from unconsolidated entities	2,442	2,308
Other reconciling items	632	(2,830)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(216,003)	(6,609)
Net cash provided by operating activities	65,892	238,323
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(25,710)	(82,724)
Proceeds from sale of property, plant and equipment	915	2,125
Purchase of property, plant and equipment	(28,674)	(26,113)
Investments in and advances to unconsolidated entities	(3,484)	—
Distributions from unconsolidated entities	82	—
Net cash used in investing activities	(56,871)	(106,712)
Cash flows - financing activities:
Repayments of long-term debt and debt issuance costs	(11,434)	(11,401)
Repayments of capital lease obligations	(1,050)	(1,079)
Dividends paid to stockholders	(14,036)	(14,266)
Repurchase of common stock	(90,804)	(90,944)
Taxes paid related to net share settlements of equity awards	(3,745)	(3,376)
Issuance of common stock under employee stock purchase plan	4,286	3,459
Payments for contingent consideration arrangements	(3,300)	(1,017)
Net cash used in financing activities	(120,083)	(118,624)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,985)	2,931
(Decrease) increase in cash, cash equivalents and restricted cash	(113,047)	15,918
Cash, cash equivalents and restricted cash at beginning of year	469,388	466,660
Cash, cash equivalents and restricted cash at end of period	$356,341	$482,578

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$485,974	$457,919
United States mechanical construction and facilities services	772,332	760,084
United States building services	473,701	437,107
United States industrial services	214,476	145,679
Total United States operations	1,946,483	1,800,789
United Kingdom building services	100,566	85,902
Total worldwide operations	$2,047,049	$1,886,691

	For the nine months ended September 30,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,420,268	$1,350,157
United States mechanical construction and facilities services	2,211,836	2,173,030
United States building services	1,389,486	1,315,401
United States industrial services	566,770	591,694
Total United States operations	5,588,360	5,430,282
United Kingdom building services	312,963	244,078
Total worldwide operations	$5,901,323	$5,674,360

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$34,473	$46,583
United States mechanical construction and facilities services	58,689	57,503
United States building services	29,315	26,035
United States industrial services	8,184	(4,844)
Total United States operations	130,661	125,277
United Kingdom building services	4,457	3,445
Corporate administration	(23,113)	(22,632)
Restructuring expenses	(229)	(46)
Total worldwide operations	111,776	106,044
Other corporate items:
Net periodic pension (cost) income	615	415
Interest expense	(3,588)	(3,324)
Interest income	852	277
Income from continuing operations before income taxes	$109,655	$103,412

	For the nine months ended September 30,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$106,309	$109,735
United States mechanical construction and facilities services	155,864	151,028
United States building services	68,822	60,537
United States industrial services	12,721	16,573
Total United States operations	343,716	337,873
United Kingdom building services	12,828	7,681
Corporate administration	(65,508)	(63,755)
Restructuring expenses	(693)	(954)
Impairment loss on identifiable intangible assets	(907)	—
Total worldwide operations	289,436	280,845
Other corporate items:
Net periodic pension (cost) income	2,069	1,209
Interest expense	(10,041)	(9,464)
Interest income	2,030	607
Income from continuing operations before income taxes	$283,494	$273,197

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2018 and 2017 third quarter September 30, 2018 and 2017 operating income.  The following table provides a reconciliation between 2018 and 2017 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
GAAP operating income	$111,776	$106,044	$289,436	$280,845
Impairment loss on identifiable intangible assets	—	—	907	—
Non-GAAP operating income, excluding impairment loss on identifiable intangible assets	$111,776	$106,044	$290,343	$280,845

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2018 and 2017 third quarter September 30, 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$79,896	$64,804	$206,573	$174,724
Impairment loss on identifiable intangible assets (2)	—	—	907	—
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding impairment loss on identifiable intangible assets	$79,896	$64,804	$207,480	$174,724

(1)  Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount excludes de minimus income tax benefit.

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2018 and 2017 third quarter September 30, 2018 and 2017 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2018 and 2017 diluted earnings per common share based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
GAAP diluted earnings per common share from continuing operations	$1.36	$1.09	$3.52	$2.93
Impairment loss on identifiable intangible assets (1)	—	—	0.02	—
Non-GAAP diluted earnings per common share from continuing operations, excluding impairment loss on identifiable intangible assets	$1.36	$1.09	$3.54	$2.93

(1) Amount excludes de minimus income tax benefit.

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